Exhibit 99.1

PRESS RELEASE

Mid Penn Bancorp, Inc.

349 Union Street

Millersburg, PA  17061

1-866-642-7736

CONTACTS

Rory G. Ritrievi President & Chief Executive Officer	Edward P. Williams Interim Principal Financial Officer

MID PENN BANCORP, INC. REPORTS ANNUAL EARNINGS INCREASE OF 13% AND DECLARES QUARTERLY AND SPECIAL DIVIDENDS

January 27, 2016 – Millersburg, PA – Mid Penn Bancorp, Inc. (“Mid Penn”) (NASDAQ:  MPB), the parent company of Mid Penn Bank, today reported net income for the three months ended December 31, 2015 of $1,627,000, an 83.2% increase over the same period in 2014.  Net income for the twelve months ended December 31, 2015 was $6,528,000, a 14.5% increase from 2014.  Net income available to common shareholders for the twelve months ended December 31, 2015 was $6,038,000, or $1.47 per common share, a 12.8% increase from the same period in 2014.  Excluding merger and acquisition expenses incurred in conjunction with the acquisition of Phoenix Bancorp, Inc. (“Phoenix”), and the corresponding tax impact, net income available to common shareholders for the twelve months ended December 31, 2015 would have been $6,576,000, an increase of 11.6% over the adjusted results for the twelve months ended December 31, 2014.  Mid Penn also reported increases of $167,658,000 (29.3%) in total loans, $175,981,000 (23.3%) in total assets, and $139,121,000 (21.8%) in total deposits over December 31, 2014.  The comparability of the financial condition and results of operations as of and for the three and twelve month periods ended December 31, 2015 and 2014, in general, have been favorably impacted by the acquisition of Phoenix.

PRESIDENT’S STATEMENT

I am very pleased to announce not only our results for the fourth quarter of 2015, but for the entire fiscal year.  In a year challenged with the purchase and integration of Phoenix Bancorp, Inc., the opening of two new retail locations, and the issuance of subordinated debt to repay preferred shareholders, we exceeded even our own expectations in growth and income generation.

While we feel good about 2015, we acknowledge that there is much work to do and we are focused on continuing the positive momentum throughout 2016.

On behalf of the Board of Directors, I also announce today that Mid Penn is declaring a cash dividend of $0.12 per common share based on fourth quarter earnings and a special dividend of $0.10 per common share based upon 2015's total earnings. The dividends will be payable February 22, 2016 to shareholders of record as of February 10, 2016.

OPERATING RESULTS

Net Interest Income and Net Interest Margin

Net interest income increased $5,683,000, or 21.7%, to $31,883,000 for the twelve months ended December 31, 2015 from $26,200,000 during the twelve months ended December 31, 2014.  Net interest income was positively impacted by the Phoenix acquisition and also increased due to strong loan growth and a lower cost of funds in 2015.

For the twelve months ended December 31, 2015, Mid Penn’s tax-equivalent net interest margin increased to 4.06%, versus 3.99% for the twelve months ended December 31, 2014.  Included in the twelve months ended December 31, 2015 is $558,000 in income from the successful resolution of six legacy Phoenix loans acquired with credit deterioration.

Noninterest Income

During the twelve months ended December 31, 2015, noninterest income, excluding securities gains of $325,000,  increased $682,000, or 22.1%, versus the twelve months ended December 31, 2014, excluding security gains of $168,000.  The twelve months ended December 31, 2015 was positively impacted by the addition of Phoenix to the income stream.  Items of particular note are detailed below.

Income from fiduciary activities decreased $86,000 during the twelve months ended, December 31, 2015 versus the same period in 2014 due to a change in the commission structure.  Mortgage banking income increased $143,000 for the twelve months ended December 31, 2015 over December 31, 2014.  Improved real estate activity throughout Mid Penn’s footprint and favorable interest rate conditions have contributed to increasing revenue from this business line.  Mid Penn has experienced significant activity in Small Business Administration (“SBA”) loans year-to-date as more qualified borrowers have taken advantage of Mid Penn’s Preferred Lender status with the SBA.

During the year 2015, Mid Penn took advantage of opportunities within its investment portfolio to better align the portfolio for a rising interest rate environment thereby increasing realized gains on sales of investments.

Noninterest Expense

Noninterest expenses increased $6,065,000, or 29.3%, during the twelve months ended December 31, 2015, versus the same period in 2014.  Both periods were impacted by the addition of Phoenix to the expense stream.  Items of particular note are detailed below.

Salaries and employee benefits increased during the year ended December 31, 2015 by $3,164,000 versus 2014.  The increase was driven by the addition of the Phoenix employees to Mid Penn’s employee pool, an increase in staffing levels due to Mid Penn’s entry into the Lancaster County and Mechanicsburg markets, and an increase in lending personnel and support staff to augment the expanding reach of Mid Penn.  Occupancy expenses for the twelve months ended December 31, 2015 increased by $634,000.  This increase was impacted by the inclusion of rent for the new Corporate Administration offices on North Front Street in Harrisburg, the new Elizabethtown branch office, and the new Simpson Ferry Road branch office. Equipment, Pennsylvania bank shares tax, marketing and advertising, software licensing, telephone, and other expenses all saw increases related to the inclusion of Phoenix’s normal operating expenses to Mid Penn’s expense stream year-to-date.  Legal and professional fees increased $72,000 during the twelve months ended December 31, 2015 compared to the same period in 2014 due to the increase in consultant fees incurred for cyber penetration testing of Mid Penn’s computer network, implementation of Mid Penn’s mobile banking app, routine legal fees generated through the normal conduct of business, and the periodic examination of potential merger and acquisition opportunities as they become available.  Merger and acquisition expenses in connection with the acquisition of Phoenix decreased $189,000 in 2015 versus 2014.  All expenses in connection with the merger have been recognized.

FINANCIAL CONDITION

The increase in Mid Penn’s total assets was impacted by the inclusion of Phoenix’s assets and liabilities on the balance sheet.  In addition to this, the loan growth also came as a result of business development efforts by a more experienced loan team. As a result of this solid growth, short-term borrowings increased $31,018,000 to $31,596,000 at December 31, 2015 over the same period in 2014 to aid in funding these loans.

Investments

Mid Penn’s total available-for-sale securities portfolio decreased $5,913,000 from $141,634,000 at December 31, 2014 to $135,721,000 at December 31, 2015.  Due to the growth in the loan portfolio, Mid Penn has utilized the cash flows from the investment portfolio to supplement deposits and borrowings in funding this growth.

Loans

Total loans at December 31, 2015 were $739,191,000 compared to $571,533,000 at December 31, 2014, an increase of $167,658,000, or 29.3%.  Along with the addition of Phoenix’s loan portfolio, the other main driver of Mid Penn’s loan growth has been in the commercial loan area, specifically in commercial and industrial, and commercial real estate loans.  Mid Penn has realigned its commercial loan team over the past five years and now has professional lenders who focus their efforts on developing and maintaining complete business relationships versus a previous focus on prospect-specific speculative real estate financing.  We believe the positive results of these efforts are now evident and position us properly for the future.

Deposits

Total deposits increased $139,121,000 from $637,922,000 at December 31, 2014 to $777,043,000 at December 31, 2015.  Over the last twelve months, all deposit categories increased, mainly due to the inclusion of Phoenix’s deposits, but also due to strong cash management and retail efforts.  Mid Penn continues to allow non-relationship deposits to run off and shift the funding composition towards lower-cost deposits, including public funds.  This strategy, coupled with strong earning assets, has provided positive momentum to net interest income during 2015.

Capital

Shareholders’ equity increased by $10,938,000, or 18.5%, at December 31, 2015 from $59,130,000 at December 31, 2014, primarily due to the issuance of 723,851 shares valued at $11,292,000 in common stock as merger consideration in the Phoenix acquisition, as well as an increase in retained earnings from the normal operations of Mid Penn.  During the fourth quarter of 2015, Mid Penn redeemed all of its Series B Preferred Stock, for an aggregate redemption price of $5,123,000, and Series C Preferred Stock, for an aggregate redemption price of $1,754,000, using the net proceeds from its issuance and sale of $7,500,000 in aggregate principal amount of its subordinated notes.  These redemptions negatively impacted shareholders’ equity in 2015.

Mid Penn Bank’s regulatory capital ratios at December 31, 2015 and December 31, 2014 exceed all regulatory (well-capitalized) minimums.

ASSET QUALITY

Total nonperforming assets at December 31, 2015 amounted to $6,062,000, or 0.82% of loans and other real estate owned as of such date, compared to $11,507,000, or 2.01% of loans and other real estate owned as of December 31, 2014.  During the fourth quarter of 2015, two loans to unrelated borrowers totaling $3,403,000 were charged off, reducing nonperforming assets.  The remaining improvement has primarily been the result of well-structured workout plans, which have yielded very positive results, including improved delinquency, as well as the addition of the Phoenix loan portfolio into the equation.

Mid Penn had net charge-offs of $1,613,000 during the year ended 2015, compared to net charge-offs of $1,218,000 during the same period in 2014.  On an annualized basis, net charge-offs during 2015 were 0.23% of average total loans compared to 0.22%  during 2014.

Following its model for loan and lease loss allowance adequacy, management recorded a $200,000 provision for the three months ended December 31, 2015, compared to a provision of $400,000 for the three months ended December 31, 2014.  During the year ended December 31, 2015, the provision for loan and lease losses was $1,065,000, compared to $1,617,000 for the year ended December 31, 2014.  The allowance for loan and lease losses as a percentage of total loans was 0.83% at December 31, 2015, compared to 1.18% at December 31, 2014. This ratio was impacted by the inclusion of the Phoenix loan portfolio in the calculation coupled with the elimination of Phoenix’s allowance for loan and lease losses in conformity with GAAP purchase accounting treatment.  Loan loss reserves as a percentage of nonperforming loans was 101.75% at December 31, 2015 compared to 58.36% at the same point in 2014.  Management believes, based on information currently available, that the allowance for loan and lease losses of $6,168,000 is adequate as of December 31, 2015 to provide for losses that can be reasonably anticipated.

Mid Penn recognizes asset quality as a high priority and continues its efforts to mitigate future losses through capturing and monitoring credit risk within the portfolio, as well as proactively working with its customers.  Furthermore, active monitoring and follow-up will continue on loans previously charged off in order to realize recoveries when borrowers’ conditions have improved.

FINANCIAL HIGHLIGHTS (Unaudited):

(Dollars in thousands)	As of December 31,		Change
	2015	2014	$	%

Total Assets	$931,638	$755,657	$175,981	23.29%

Total Loans	739,191	571,533	167,658	29.33%

Total Deposits	777,043	637,922	139,121	21.81%

Core Deposits	699,353	588,531	110,822	18.83%

Total Equity	70,068	59,130	10,938	18.50%

OPERATING HIGHLIGHTS (Unaudited):

(Dollars in thousands, except per share data)	Three Months Ended December 31,		Change		Year Ended December 31,		Change
	2015	2014	$	%	2015	2014	$	%

Net Interest Income	$8,170	$6,633	$1,537	23.17%	$31,883	$26,200	$5,683	21.69%

Net Income Available to Common Shareholders	1,408	801	607	75.78%	6,038	5,351	687	12.84%

Basic Earnings per Common Share	0.35	0.23	0.12	52.17%	1.47	1.53	(0.06)	(3.92%)

Return on Average Equity	8.68%	5.92%	N/A	46.66%	9.16%	9.95%	N/A	(7.90%)

ANALYSIS OF NET INTEREST INCOME (Unaudited):

	Three Months Ended December 31,		Change	Year Ended December 31,		Change
	2015	2014	%	2015	2014	%
Net Interest Margin	3.92%	3.86%	1.55%	4.06%	3.99%	1.75%
Cost of Funds	0.64%	0.69%	(7.25%)	0.64%	0.71%	(9.86%)
Yield on Earning Assets	4.46%	4.45%	0.22%	4.61%	4.62%	(0.22%)

CONSOLIDATED BALANCE SHEETS (Unaudited):

(Dollars in thousands)	At December 31,
	2015	2014
ASSETS
Cash and due from banks	$12,329	$8,869
Interest-bearing balances with other financial institutions	955	1,013
Federal funds sold	-	-
Total cash and cash equivalents	13,284	9,882
Interest-bearing time deposits with other financial institutions	4,317	5,772
Available for sale investment securities	135,721	141,634
Loans and leases, net of unearned interest	739,191	571,533
Less: Allowance for loan and lease losses	(6,168)	(6,716)
Net loans and leases	733,023	564,817
Bank premises and equipment, net	13,993	12,225
Restricted investment in bank stocks	4,266	3,181
Foreclosed assets held for sale	1,185	565
Accrued interest receivable	3,813	3,058
Deferred income taxes	1,821	2,125
Goodwill	3,918	1,016
Core deposit and other intangibles, net	665	187
Cash surrender value of life insurance	12,516	8,575
Other assets	3,116	2,620
Total Assets	$931,638	$755,657
LIABILITIES & SHAREHOLDERS’ EQUITY
Deposits:
Noninterest bearing demand	$103,721	$60,613
Interest bearing demand	247,356	222,712
Money Market	208,386	197,418
Savings	56,731	32,394
Time	160,849	124,785
Total Deposits	777,043	637,922
Short-term borrowings	31,596	578
Long-term debt	40,219	52,961
Subordinated debt	7,500	-
Accrued interest payable	390	349
Other liabilities	4,822	4,717
Total Liabilities	861,570	696,527
Shareholders' Equity:
Series B Preferred stock, par value $1.00; liquidation value $1,000; authorized
5,000 shares; 7% non-cumulative dividend; 0 shares issued and outstanding at
December 31, 2015 and 5,000 shares issued and outstanding at December 31, 2014	-	5,000
Series C Preferred stock, par value $1.00; liquidation value $1,000; authorized 1,750 shares;
1% non-cumulative dividend; 0 shares issued and outstanding at December 31, 2015 and
at December 31, 2014; total redemption value $1,750,000	-	-
Common stock, par value $1.00; authorized 10,000,000 shares; 4,226,717 shares
issued and outstanding at December 31, 2015 and 3,497,829 at December 31, 2014	4,227	3,498
Additional paid-in capital	40,559	29,902
Retained earnings	23,470	19,217
Accumulated other comprehensive income	1,812	1,513
Total Shareholders’ Equity	70,068	59,130
Total Liabilities and Shareholders' Equity	$931,638	$755,657

CONSOLIDATED STATEMENTS OF INCOME (Unaudited):

(Dollars in thousands, except per share data)	Year Ended December 31,
	2015	2014	2013
INTEREST INCOME
Interest & fees on loans and leases	$32,840	$26,905	$26,305
Interest on interest-bearing balances	44	41	109
Interest and dividends on investment securities:
U.S. Treasury and government agencies	1,222	1,346	591
State and political subdivision obligations, tax-exempt	2,000	2,180	1,921
Other securities	382	155	46
Interest on federal funds sold and securities purchased under agreements to resell	2	-	11
Total Interest Income	36,490	30,627	28,983
INTEREST EXPENSE
Interest on deposits	3,889	3,852	4,436
Interest on short-term borrowings	47	55	26
Interest on long-term debt	671	520	595
Total Interest Expense	4,607	4,427	5,057
Net Interest Income	31,883	26,200	23,926
PROVISION FOR LOAN AND LEASE LOSSES	1,065	1,617	1,685
Net Interest Income After Provision for Loan and Lease Losses	30,818	24,583	22,241
NONINTEREST INCOME
Income from fiduciary activities	466	552	492
Service charges on deposits	690	584	576
Net gain on sales of investment securities	325	168	220
Earnings from cash surrender value of life insurance	269	201	231
Mortgage banking income	456	313	348
ATM debit card interchange income	741	544	508
Merchant services income	235	254	330
Net gain on sales of SBA loans	252	119	-
Other income	653	513	585
Total Noninterest Income	4,087	3,248	3,290
NONINTEREST EXPENSE
Salaries and employee benefits	14,043	10,879	10,788
Occupancy expense, net	1,947	1,313	1,128
Equipment expense	1,477	1,205	1,299
Pennsylvania Bank Shares tax expense	408	365	464
FDIC Assessment	613	542	486
Legal and professional fees	588	516	705
Director fees and benefits expense	363	377	319
Marketing and advertising expense	533	308	253
Software licensing	1,472	965	947
Telephone expense	569	467	436
Loss (gain) on sale/write-down of foreclosed assets	111	204	(302)
Intangible amortization	88	27	29
Loan collection costs	306	288	214
Merger and acquisition expense	762	573	-
Other expenses	3,453	2,639	2,625
Total Noninterest Expense	26,733	20,668	19,391
INCOME BEFORE PROVISION FOR INCOME TAXES	8,172	7,163	6,140
Provision for income taxes	1,644	1,462	1,201
NET INCOME	6,528	5,701	4,939
Series A preferred stock dividends and discount accretion	-	-	14
Series B preferred stock dividends and redemption premium	473	350	309
Series C preferred stock dividends	17	-	-
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$6,038	$5,351	$4,616

PER COMMON SHARE DATA:
Basic Earnings Per Common Share	$1.47	$1.53	$1.32
Cash Dividends	0.44	0.45	0.25

Management considers subsequent events occurring after the balance sheet date for matters which may require adjustment to, or disclosure in, the consolidated financial statements.  The review period for subsequent events extends up to and including the filing date of a public company’s consolidated financial statements when filed with the Securities and Exchange Commission (“SEC”).  Accordingly, the financial information in this announcement is subject to change.  The statements are valid only as of the date hereof and Mid Penn Bancorp, Inc. disclaims any obligation to update this information.

SPECIAL CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management's confidence and strategies and management's current views and expectations about new and existing programs and products, relationships, opportunities, technology and market conditions. These statements may be identified by such forward-looking terminology as "continues," "expect," "look," "believe," "anticipate," "may," "will," "should," "projects," "strategy" or similar statements. Actual results may differ materially from such forward-looking statements, and no reliance should be placed on any forward-looking statement.  Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; common shares outstanding; common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on securities held in Mid Penn’s portfolio; legislation affecting the financial services industry as a whole, and Mid Penn and Mid Penn Bank individually or collectively, including tax legislation; regulatory supervision and oversight, including monetary policy and capital requirements; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or regulatory agencies; increasing price and product/service competition by competitors, including new entrants; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products/services; containing costs and expenses; governmental and public policy changes; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; the outcome of future litigation and governmental proceedings, including tax-related examinations and other matters; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support Mid Penn and Mid Penn Bank’s future businesses; and material differences in the actual financial results of merger, acquisition and investment activities compared with Mid Penn’s initial expectations, including the full realization of anticipated cost savings and revenue enhancements.  For a list of other factors which would affect our results, see Mid Penn’s filings with the SEC, including those risk factors identified in the "Risk Factor" section and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2014. The statements in this press release are made as of the date of this press release, even if subsequently made available by Mid Penn on its website or otherwise. Mid Penn assumes no obligation for updating any such forward-looking statements at any time, except as required by law.